EXHIBIT 10.2

Data Systems & Software Inc.

PLACEMENT AGENT AGREEMENT

June 12, 2006

First Montauk Securities Corp.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, New Jersey 07701

Ladies and Gentlemen:

Data Systems & Software Inc., a Delaware corporation (the “Company” or “DSSI”), proposes to offer for sale (the "Offering") in a private offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and/or Regulation D promulgated thereunder, shares of its Common Stock, par value $.01 per share (“Shares”) and (ii) warrants for purchase of Shares (“Warrants”). The Shares and Warrants to be offered and sold are sometimes referred to herein as the “Securities”. The Offering is being conducted on a “best efforts” basis (with no minimum gross proceeds) for up to $3,000,000 of gross proceeds (the “Maximum Offering”). Offers and sales of the Securities shall be made solely to Accredited Investors (as defined in Regulation D). This letter agreement shall confirm our agreement concerning First Montauk Securities Corp. acting as our placement agent (the “Placement Agent” or “First Montauk”) in connection with the sale of the Securities.

l. Appointment of Placement Agent.

On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints First Montauk as its Placement Agent and grants to First Montauk the exclusive right to offer, as its agent, the Securities through the period of the Offering, as such period may be extended in accordance with Section 2(c) below (the “Exclusive Period”). The Company expressly acknowledges and agrees that First Montauk's obligations hereunder are not on a firm commitment basis and that the execution of this Agreement does not constitute a commitment by First Montauk to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof. Further, First Montauk's obligation to use its best efforts to assist the Company in the Offering is subject to the completion of a due diligence review of the Company, the industry and the market for such securities generally, as well as general market conditions. On the basis of such representations and warranties, and subject to such conditions, First Montauk hereby accepts such appointment and agrees to use its reasonable commercial efforts to secure subscriptions for the purchase of Securities up to the Maximum Offering.

2. Terms of the Offering.

(a) The Company has prepared and delivered to the Placement Agent copies of a Confidential Private Placement Memorandum (as may be amended from time to time, and including the exhibits thereto, the “Memorandum”), relating to, among other things, the business of the Company, its financial condition, the Securities and the terms of Offering.

(b)   Pursuant to the Offering as further described in the Memorandum the Company intends to offer Shares with an aggregate purchase price of $3,000,000. The purchase price per Share in the Offering shall be $2.65 (the “Purchase Price”). In addition, each purchaser in the Offering will receive Warrants equal to 25% of the number of Shares purchased (“Investor Warrants”). The Investor Warrants will have a term of five (5) years and will be exercisable at an exercise price of $2.78 per Share. The investors shall be entitled to such “registration rights”, anti-dilution protection, future participation rights and other rights as are described in the Offering Documents (as defined below).

(c)  The Offering shall commence on the date hereof and shall expire at 3:00 p.m., New York time, on July 12, 2006 and may be extended at the discretion of the Placement Agent and the Company up to August 11, 2006, or any date prior thereto. Such period, as the same may be so extended, shall hereinafter be referred to as the “Offering Period.”

(d)  Each prospective investor (“Prospective Investor”) who desires to purchase Securities shall deliver to the Placement Agent a fully executed Subscription Agreement, Investor Questionnaire ), and such other agreements as are required to be signed in connection with the Offering (together with the Memorandum, Subscription Agreement, Investor Questionnaire, and other exhibits thereto, the “Offering Documents”) along with payment in the form of immediately available funds in the amount necessary to purchase the number of Securities such Prospective Investor desires to purchase. Upon receipt of the executed Offering Documents, the Placement Agent shall forward such documents to the Company for review, keeping a copy of such documents for its records. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for Securities.

(e)  The Placement Agent shall deliver all subscription funds received from a Prospective Investor to Signature Bank for deposit in a segregated escrow account pursuant to an escrow deposit agreement among the Company, Placement Agent and Signature Bank, as escrow agent, and shall deliver the executed copies of the Subscription Agreement received from such Prospective Investor to the Company. All funds shall be held in the segregated non-interest-bearing account pending acceptance of the subscription and no funds shall be released without execution of a written notice by the Company and the Placement Agent. The Company shall notify the Placement Agent promptly of the acceptance or rejection or any subscription.

(f)  Subject to the approval of the Company and the conditions set forth herein, which approval shall not be unreasonably withheld, First Montauk may engage other persons selected by First Montauk to assist First Montauk in the Offering (each such broker/dealers being hereinafter referred to as a “Selling Group Member”) and First Montauk may allow such Selling Group Member such part of the compensation and payment of expenses payable to First Montauk under Section 5 hereof as First Montauk shall determine. Any such Selling Group Member shall be a member firm in good standing as a broker-dealer under the rules of the NASD. The Company hereby agrees to make such representations and warranties to, and covenants and agreements with, any Selling Group Member (including an agreement to indemnify such Selling Group Member on terms substantially similar to Section 12 hereof) as provided herein.

3. Closings: Release of Funds.

(a)  The date that the parties determine to hold an initial closing for acceptance of subscriptions by the Company and funds are released from the escrow account shall be deemed the “Initial Closing”. There is no minimum amount of securities which are required to be sold prior to the Initial Closing. At least one (1) day prior to the release of funds, the Company and the Placement Agent shall send written notice to each other, which notice shall state the amount of funds to be released, the name and address of each subscriber whose subscription has been accepted by the Company, and the amount of each subscription.

(b) At any time prior to the expiration of the Offering Period following the Initial Closing and after acceptance by the Company of subscriptions for the sale of additional Securities up to the Maximum Offering, one or more closings (each an "Interim Closing") shall take place in the manner herein set forth with respect to the Initial Closing. The final Interim Closing to be held in accordance herewith shall be deemed the “Final Closing” and the date thereof shall be the ”Final Closing Date”. References herein to a "Closing" shall mean the Initial Closing, any Interim Closing or the Final Closing, as the context requires, and the date thereof shall be referred to as a ”Closing Date”. Prior to each Closing, Placement Agent will furnish to the Company appropriate records indicating the name and address of each person subscribing in the Offering and a copy of the executed Subscription Agreement for each subscriber. The Company shall have discretion as to whether or not to accept any Subscription Agreement; provided, however any rejection of a subscription shall be in good faith on the basis of a reasonable business purpose

4. Representations and Warranties of the Placement Agent.

The Placement Agent represents, warrants to and agrees with the Company as follows:

(a) The Placement Agent is duly incorporated and validly existing and in good standing under the laws of the State of New York.

(b) The Placement Agent is, and at the time of each Closing will be, duly registered as a broker/dealer pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a member in good standing of the NASD, and each of the Placement Agent's representatives is, and at the time of each Closing will be, registered as an agent or salesman of the Placement Agent and in good standing with the NASD.

(c) Sales of Securities by the Placement Agent will only be made in such jurisdictions in which the Placement Agent is a registered broker-dealer or where an applicable exemption from such registration exists.

(d) Offers and sales of Securities by the Placement Agent will be made only in accordance with this Agreement and in compliance with the provisions of Rule 506 of Regulation D (it being understood and agreed that the Placement Agent shall be entitled to rely upon the information and statements provided by the Prospective Investors in the Subscription Agreement and Investor Questionnaires), and the Placement Agent will furnish to each Prospective Investor a copy of the Offering Documents prior to the receipt thereby of any Subscription Agreement from such Prospective Investor.

(e) During the course of the Offering, the Placement Agent and its representatives will not make any untrue statement of a material fact or omit to state a material fact required to be stated, or necessary to make any statement made, by the Placement Agent or its representatives, not misleading concerning the Offering or any matters set forth in or contemplated by the Offering Documents (it being understood that the statements made in the Offering Documents are deemed to be made by the Company and not the Placement Agent, except for information set forth therein based upon written information provided by, or on behalf of, the Placement Agent or any of its representatives for inclusion therein).

(f) Neither the Placement Agent nor any of its representatives or affiliates, has engaged or will engage, directly or indirectly, in any act or activity that may jeopardize the status of the Offering and sale of the Securities as an exempt transaction under the Act or under all applicable federal and/or state securities or blue sky laws of any jurisdiction in which the Securities may be offered or sold.

5. Placement Agent Compensation; Future Financing.

(a) The Placement Agent shall be entitled, on each Closing Date, as compensation for its services as Placement Agent under this Agreement, to (i) selling commissions equal to 7% of the gross proceeds received by the Company from the sale of the Shares and (ii) a management fee of 3% of the gross proceeds received by the Company from the sale of the Shares. In addition, the Placement Agent will receive an advisory fee equal to 1% of the gross proceeds of the Offering. All payments hereunder shall be effected at each Closing in immediately available funds.

(b)  In addition to the forgoing cash compensation, the Placement Agent will be entitled to receive Warrants to purchase a number of shares equal to 10% of the Shares sold by it in the Offering (the “Agent Warrants”). The Agent Warrants shall be on the same terms as the Investor Warrants.

(c)  For a period of 18 months following the end of the Exclusive Period, the Company agrees to pay to Placement Agent at each closing of any other equity financing, convertible debt financing or any instrument convertible into Shares from any Source contacted by Placement Agent on the Company’s behalf and disclosed to the Company in writing or from any investor who purchases shares in the Offering (i) a cash transaction fee in the amount of 10% of the amount of the gross proceeds received by the Company from any such financing, (ii) a non-accountable expense allowance of 1% of the amount of gross proceeds received by the Company from any such financing and (iii) Agent Warrants. As used in this Agreement, the term “Source” shall be broadly interpreted to include, without limitation, any corporation, company, institution, partnership, individual and all of the Source’s affiliates that are directly or indirectly contacted by Placement Agent for the purpose of investing in the Offering. Placement Agent will periodically provide the Company with a written list of all Sources contacted by Placement Agent.

(d)  The Placement Agent shall also be entitled to receive, during the term of the Warrants, a warrant solicitation fee (“Solicitation Fee”) equal to five percent (5%) of the exercise price of the Warrants, which fee shall be payable within five business days of receipt by the Company of the exercise price from a holder of the Warrants. The Solicitation Fee shall be payable in accordance with the applicable rules of the NASD and the form of warrants issuable to investors shall disclose shall include appropriate disclosure regarding the payment of the Solicitation Fee upon terms acceptable to the Placement Agent. The Company shall not hire any other broker dealer firm other than the Placement Agent to assist it in connection with the solicitation of the exercise of the Warrants.

(e) In the event that the Company enters into a merger, acquisition, or sale transaction with a Source, Placement Agent shall be entitled to receive a fee in accordance with industry standard terms to be agreed upon in good faith between the Company and Montauk.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent that as of the date hereof and as of each Closing Date (except as disclosed in the Disclosure Statement or contemplated therein):

(a)  Assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the Subscription Agreement and Investor Questionnaire and the representations and warranties of the Placement Agent set forth herein, the Offering Documents (including, without limitation, the Company Documents as defined clause (c) below) (i) contain at all times during the period from the date hereof to and including each Closing Date, all information required to be contained therein, if any, pursuant to a private offering to all “accredited investors“ under Rule 506 of Regulation D and all applicable federal and/or state securities and blue sky laws, and (ii) do not, and during such period will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading. Each contract, agreement, instrument, lease, license, or other document required to be described in the Offering Documents shall be, and have been, accurately described therein in all material respects.

(b)  The information provided by the Company to Prospective Investors pursuant to Section 7(f) hereof (it being understood that neither the Company nor any of its officers or directors or employees shall provide any information to any Prospective Investor which is not contained or referred to in the Offering Documents) taken as a whole shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading. Contracts to which the Company or any of its Controlled Subsidiaries (as defined below) is a party provided by the Company to Prospective Investors shall not be deemed to contain any untrue statement of a material fact or to omit to state any material fact if the contract so provided is a true, correct and complete copy of such contract, as amended or modified through the date it is so provided.

(c)  The authorized capital stock of the Company consists of 20,000,000 Shares . As of the date hereof, 8,162,024 Shares are issued and outstanding, and all such Shares are, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. In addition, there are (i) warrants outstanding to acquire an aggregate of approximately 190,000 Shares of common Stock, and (ii) options outstanding to acquire an aggregate of approximately 1,988,665 Shares of Common Stock. The Shares, including Shares issuable upon exercise of the Warrants, when issued in accordance with the terms of the Offering, will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof. The outstanding options, warrants and other convertible securities of the Company are as set forth in the Memorandum and the Company’s filings with the SEC under the Exchange Act (collectively, the “Company Documents). Neither the Company nor any Subsidiary is a party to an agreement, instrument or understanding which calls for, and no securities of the Company or any Subsidiary contain provisions relating to, the resetting or repricing of any debt or equity security instrument of the Company or any Subsidiary. The issuance of the Securities or the consummation of the Placement will not trigger any resetting or repricing of any debt or equity security instrument of the Company or any Subsidiary and will not result in any preemptive rights to acquire securities of the Company in favor of any third party.

(d) Each statute, regulation, legal and governmental proceeding, contract, agreement, instrument, lease, license, or other document required to be described in the Offering Documents has been accurately described therein in all material respects.

(e) All prior offerings of the Company’s securities complied in all respects with the Act and the rules and regulations promulgated thereunder and all applicable blue sky laws.

(f) The Company and its Controlled Subsidiaries, are (a) corporations duly organized, validly existing and in good standing under the laws of the respective state of their incorporation, each have full power and authority to own or lease all of the assets owned or leased by each of them and to conduct their respective business as described in the Offering Documents and (b) are duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted or the character of the assets owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company's presently conducted business (taken as a whole with the business of the Controlled Subsidiaries). Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and its Controlled Subsidiaries as in effect on the date hereof have been delivered to First Montauk, and no changes therein will be made on or subsequent to the date hereof and prior to the Final Closing Date except as may be disclosed in the Offering Documents or required pursuant to this Agreement. The term “Controlled Subsidiaries” means any corporation or other organization in which the Company owns, directly or indirectly, an equity or other ownership interest equal to or greater than 50 percent.

(g)  Since the dates as of which information is given in the Offering Documents, other than as set forth or contemplated therein, (A) there has not been any material adverse change in the business, prospects, properties, management, financial condition or results of operations of the Company or its Controlled Subsidiaries, (B) the Company has not and will not have paid or declared any dividends or other distributions on its capital stock and (C) there has not been any change in the capital stock of the Company or any material change in the short-term or long-term debt of the Company or its Controlled Subsidiaries.

(h) The consolidated financial statements, together with related notes and schedules of the Company and its Controlled Subsidiaries, included as part of the Offering Documents (including the financial statements contained in the company Documents), present fairly the financial position of the Company and its Controlled Subsidiaries in all material respects as of the respective dates and for the periods indicated therein. Audited financial statements, and related notes and schedules, have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis and the rules of the SEC through the entire period involved. Except as stated in the Offering Documents, the unaudited statements contained in the Offering Documents are consistent with, and have been prepared from the books and records kept by the Company in a manner consistent with past practice.

(i) Except as described in the Offering Documents, there is no action, suit, investigation or proceeding pending or, to the Company's knowledge, threatened before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator to which the Company or its Controlled Subsidiaries is or may become a party or of which any property of the Company or its Controlled Subsidiaries is subject or affected that (i) might affect the consummation of the transactions contemplated under this Agreement, including the issuance or validity of the Shares offered hereby or (ii) would have a material adverse effect on the financial condition, properties, results of operations or businesses of the Company and its Controlled Subsidiaries, taken as a whole (“Material Adverse Effect”).

(j) The Company and its Controlled Subsidiaries have all approvals, licenses, franchises, authorizations and permits (collectively, “permits”) necessary under all applicable statutes, codes, rules, regulations, orders and decrees of governments or governmental bodies (collectively, “laws”), which are material to the ownership, lease or use of their respective properties or the conduct of their respective businesses as described in the Offering Documents. Neither the Company nor its Controlled Subsidiaries has received notice of any proceedings relating to the revocation or modification of any such permits which, singly or in the aggregate, would have a Material Adverse Effect, and each of the Company and its Controlled Subsidiaries is in all material respects in compliance with such permits and laws.

(k) The Company and its Controlled Subsidiaries own or are licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, copyrights, know-how, trade secrets, licenses and rights in any thereof (“Proprietary Rights”) which are material to the business of the Company and its Controlled Subsidiaries taken as a whole as now conducted and as proposed to be conducted, in each case as described in the Offering Documents. Except as described in the Offering Documents:

(i) the Company and its Controlled Subsidiaries do not have any knowledge of, and the Company and its Controlled Subsidiaries have not given or received any notice of any pending conflict with or infringement of, the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights;

(ii) no action, suit, arbitration, or legal, administrative or other proceeding, or domestic or foreign governmental investigation is pending or, to the best of the Company's knowledge, threatened, which involves any Proprietary Rights and would have a Material Adverse Effect;

(iii) neither the Company nor its Controlled Subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, which restricts or impairs the use of any such Proprietary Rights in a manner which would have a Material Adverse Effect on the use of any of the Proprietary Rights;

(iv) no Proprietary Rights used by the Company or its Controlled Subsidiaries and no services or products sold by the Company or its Controlled Subsidiaries, conflict with or infringe upon, to the knowledge of the Company and its Controlled Subsidiaries, any proprietary rights available to any third party;

(v) neither the Company nor its Controlled Subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business;

(vi) to the best knowledge of the Company, no claims have been asserted by any person with respect to the validity of or the Company's or its Controlled Subsidiaries' ownership of or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim;

(vii) to the best knowledge of the Company, the Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings which would have a Material Adverse Effect, and any applications therefore are pending and are in good standing;

(viii) the Company and its Controlled Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses; and

(ix) to the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company or its Controlled Subsidiaries.

(l)  Except as described in the Offering Documents, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities being registered pursuant to any registration statement filed by the Company under the Act.

(m) All offers and sales of securities of the Company issued during the three year period prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act and the rules and regulations thereunder and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell any securities during the twelve-month period ending on the date hereof which, to the knowledge of the Company, would be integrated with the Offering.

(n) Neither the Company nor its Controlled Subsidiaries are (i) in violation of its certificate of incorporation or by-laws, (ii) to the best knowledge of the Company, in violation of any statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality, court, domestic or foreign, or arbitration panel or other body applicable to it where such violation would have a Material Adverse Effect or (iii) to the best knowledge of the Company, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting agreement, voting trust agreement, loan agreement, bond, debenture, note or other evidence of indebtedness, lease, sublease, license agreement, contract or other agreement or instrument to which it is a party or by which it or any of its respective properties are bound or affected (“Contracts”), where such defaults, singly or in the aggregate, would have a Material Adverse Effect. To the knowledge of the Company, no other party under any Contract is in default in any material respect thereunder which affects the Company.

(o) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Subscription Agreement. This Agreement and the Subscription Agreement have been duly and validly authorized, executed and delivered by the Company, and each such agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by the securities laws and public policy of the United States and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles affecting the enforcement of creditors' rights generally;

(p) The issuance of the Securities and the execution, delivery and performance of this Agreement and the Subscription Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, or give rise to rights of termination under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its Controlled Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, voting agreement, voting trust agreement, loan agreement, bond, debenture, note or other evidence of indebtedness or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under any lease, sublease, contract or other agreement or instrument to which the Company or any of its Controlled Subsidiaries are a party, or by which the Company, its Controlled Subsidiaries, or any of the Company’s or its Controlled Subsidiaries’respective properties or assets are bound or affected, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or its Controlled Subsidiaries or a material violation of any applicable statute, law, rule, code, administrative regulation, ordinance, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or arbitration panel or other body, having jurisdiction over the Company, its Controlled Subsidiaries, or any of the Company’s or its Controlled Subsidiaries’ respective properties or obligations.

(q) No consent, approval, authorization, license or order of or from, or registration, qualification, declaration or filing with, federal, state, local, foreign or other governmental authority or any person or court, administrative agency, or other body is required for the consummation of the transactions contemplated in this Agreement, or the Offering Documents, except as may have been made, are required to be made prior to the Initial Closing, or may be required to be obtained under any state securities or blue sky laws or pursuant to Regulation D.

(r) The Company is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations (collectively, the “Environmental Laws”), except for any material noncompliance as may be described in the Offering Documents, and to the best of the Company's knowledge, there are no circumstances that would prevent, interfere with, or materially increase the cost of such compliance in the future. Except as set forth in the Offering Documents, there is no claim under any Environmental Law, including common law (“Environmental Claim”), pending or, to the knowledge of the Company, threatened against or affecting the Company or its Controlled Subsidiaries and, to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that could form the basis of any Environmental Claim against or affecting the Company or its Controlled Subsidiaries.

(s) Each of the Company and its Controlled Subsidiaries has good and marketable title to all property owned by it, in each case free and clear of all liens, charges, encumbrances or restrictions except as described in the Offering Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Except as described in the Offering Documents, all material Contracts to which the Company or its Controlled Subsidiaries is a party or by which the Company or its Controlled Subsidiaries or any of their respective properties or assets are bound are valid, subsisting and enforceable and are in full force and effect.

(t) The Company and its Controlled Subsidiaries (A) has paid all federal, state, local and foreign taxes for which it is liable and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended, (B) has established adequate reserves for such taxes which are not due and payable and (C) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

(u) The Company and its Controlled Subsidiaries maintain insurance of the types and in amounts which it deems adequate for its business taken as a whole, all of which are in full force and effect.

(v) Other than as set forth herein or in the Offering Documents, there are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's or origination fee with respect to the sale of the Securities.

(w) Neither the Company nor its Controlled Subsidiaries, nor to the best of the Company’s knowledge any of the Company’s officers, employees, agents or any other person acting on behalf of, at the direction of or for the benefit of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company or any other such person to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (b) if not given in the past, might have had a Material Adverse Effect or (c) if not continued in the future, might result in a Material Adverse Effect. The Company's internal accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

(x) To the best knowledge of the Company, during the past five years, none of the current officers or directors of the Company have been:

(i) The subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any or them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;

(ii) Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) The subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:

(iv) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

(v)  engaging in any type of business practice; or

(vi) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws.

(vii) the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (c)(i) above, or be associated with persons engaged in any such activity;

(viii) found by any court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(ix) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

(x) found by a court or an administrative agency to have or is alleged to have violated any foreign securities laws.

(y) Neither the Company nor, to the knowledge of the Company, any of its affiliates has, directly or through any agent, sold, offered for sale or solicited offers to buy any security of the Company, nor will any of the foregoing directly buy any security of the Company.

(z) Neither the Company nor any of its officers, directors, or affiliates, has engaged or will engage, directly or indirectly, in any act or activity that may jeopardize the status of the Offering and sale of the Securities as an exempt transaction under the Act or under all applicable federal and/or state securities or blue sky laws of any jurisdiction in which the Securities may be offered or sold.

(aa)  The Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(bb)  Neither the Company nor any of its Subsidiaries has violated or is currently in violation of any provisions of: (a) any federal or state environmental law, (b) Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, (e) the Foreign Corrupt Practices Act, or (f) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, and the rules and regulations promulgated under any such law, or any successor law, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

(cc)  So long as the Common Stock and the Warrants (including the Common Stock receivable upon the exercise thereof) are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2b under the Exchange Act, provide to each holder of Common Stock and to each prospective purchaser (as designated by such holder) of Common Stock upon the request of such holder or prospective holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

(dd)   The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Placement, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of the 1940 Act. The Company will: (i) utilize the proceeds of the Placement in accordance with the “Use of Proceeds” section of the Memorandum and (ii) initially utilize the proceeds of the Placement and all other funds of the Company in such a manner so as to cause the Company not to be subject to the 1940 Act, and will thereafter use its best efforts to avoid the Company’s becoming subject to the 1940 Act.

(ee)  The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a material adverse effect upon the Company.

7. Covenants of the Company.

The Company covenants that it will:

(a) Notify First Montauk immediately, and confirm such notice in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date, as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal, or suspension of the qualification or registration of the Securities, or of an exemption from such registration or qualification, in any jurisdiction. The Company will use its reasonable best efforts to prevent the issuance of any such modification, rescission, withdrawal, or suspension, and at Placement Agent's request, to use reasonable best efforts to obtain the lifting thereof as promptly as possible.

(b) Not make any supplement or amendment to the Offering Documents unless such supplement or amendment complies with the requirements of the Act and Regulation D and the applicable federal and/or state securities and blue sky laws and unless the Placement Agent shall have approved of such supplement or amendment. If, at any time during the period commencing on the date hereof and ending on the Final Closing Date, any event shall have occurred as a result of which the Offering Documents contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, or if, in the reasonable opinion of counsel to the Company or counsel to the Placement Agent, it is necessary at any time to supplement or amend the Offering Documents to comply with the Act, Regulation D, or any applicable securities or blue sky laws, the Company will promptly prepare an appropriate supplement or amendment (in form and substance satisfactory to the Placement Agent) which will correct such statement or omission or which will effect such compliance.

(c) Deliver without charge to the Placement Agent such number of copies of the Offering Documents and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

(d) Not, directly or indirectly, solicit any offer to buy from, or offer to sell to any person any Securities, or any other securities (whether debt or equity) of the Company except through the Placement Agent.

(e) Use its best efforts to establish an exemption from qualification and registration under the securities or blue sky laws of the jurisdictions as may be required by the Placement Agent in connection with the offer and sale of the Securities and retain counsel in making any required filings; provided, however, that the Company will not be obligated to qualify to do business or register as a dealer in securities, or otherwise subject itself to general service of process, in any jurisdiction in which it is not so qualified. The Company shall make a Form 99 and State Notice filing with the State of New York prior to the commencement of the Offering and timely file a Form D and such other required notice with all state blue sky authorities and the SEC.

(f) At all times during the period commencing on the date hereof and ending on the Final Closing Date, provide to each Prospective Investor or his Purchaser Representative (as defined in Regulation D), if any, on request, such information (in addition to that contained in the Offering Documents) concerning the Offering, the Company and any other relevant matters, as it possesses or can acquire without unreasonable effort or expense, and to extend to each Prospective Investor or his Purchaser Representative, if any, the opportunity to ask questions of, and receive answers from, the President or other executive officers of the Company concerning the terms and conditions of the Offering and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it with reasonable effort or expense, and in conformity with existing laws and regulations of federal and state and other regulatory bodies and agencies as such Prospective Investor or Purchaser Representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such Prospective Investor or Purchaser Representative, as the case may be. Notwithstanding, anything in this Section 7(f) to the contrary, the Prospective Investor and/or his Purchaser Representative, as the case may be, shall only rely on such information in making an investment decision, to the extent it has been provided to them in the Offering Documents or otherwise provided by the Company in writing.

(g) So long as the Shares and the Warrants (including the Shares receivable upon the exercise thereof) are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2b under the Exchange Act, provide to each holder of Shares and to each prospective purchaser (as designated by such holder) of Shares upon the request of such holder or prospective holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

(h) Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Securities as exempt transactions under the Act or under the securities or blue sky laws of any jurisdiction in which the Offering maybe made. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, the Company shall not, directly or indirectly, engage in any offering of securities which, if integrated with the Offering in the manner prescribed by Rule 502(a) of Regulation D and applicable releases of the Commission, may jeopardize the status of the offering and sale of the Securities as exempt transactions under Regulation D.

(i) Apply the net proceeds from the sale of the Securities in a manner consistent with, in all material respects, the description as set forth in the Offering Documents.

(j) Not, during the period commencing on the date hereof and ending on the Final Closing Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without First Montauk prior written consent, not to be unreasonably withheld, except as required by applicable securities laws and except as may be related to the marketing and sale of its products in the normal course of business. The foregoing shall not prohibit the Company from holding informational meetings with accredited investors who have a pre-existing relationship with the Company during which the materials and information disseminated will be limited to the information contained in the Offering Documents or from making disclosures required by law.

8. Payment of Expenses. The Company hereby agrees to pay all fees, charges, and expenses incident to the performance by the Company of its obligations hereunder, including, without limitation, all fees, charges, and expenses in connection with: (i) the preparation, printing, copying and mailing of the Offering Documents; (ii) the purchase, sale, and delivery of the Securities, and any supplements or amendments thereto; (iii) the issuance, sale, transfer, and delivery of the Securities, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (iv) the filing fees for the offer and sale under the securities laws of such states and other jurisdictions as Placement Agent may designate (including without limitation, all disbursements of Company counsel incurred in connection with such filings); (v) Placement Agent's documented counsel fees for services rendered in connection with the Offering, up to an amount of $25,000, of which $10,000 has previously been paid; and (vi) the expense of the escrow account which expenses shall equal $2,500 and be payable to the escrow agent in advance. To the extent that Placement Agent wishes to incur any such costs or fees on the Company’s behalf, with the exception of NASD Rule 2710, blue sky filing fees, and counsel fees as provided for in the preceding sentence, all such expenses must be approved by Company prior to their incurrence.

9. Conditions of Placement Agent's Obligations.

The obligations of the Placement Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy in all material respects of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of each Closing Date, with respect to the performance in all material respects by the Company of its obligations hereunder, and to the following conditions:

(a) At the First Closing and the Final Closing, the Placement Agent shall have received the favorable opinion of Eilenberg & Krause LLP, counsel for the Company, dated each Closing Date, addressed to the Placement Agent, and in form and scope reasonably satisfactory to counsel for the Placement Agent, substantially to the effect that:

(i) the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with the requisite corporate power to own and operate its properties and assets, and to carry on its business as described in the Offering Documents and is duly qualified to do business and is in good standing as a foreign corporation in those jurisdictions where the failure to so qualify would have a Material Adverse Effect on the business of the Company;

(ii) the Company has, as of the date hereof, an authorized, and, to such counsel's knowledge based on the records of the Company, outstanding, capitalization as set forth in the Disclosure Statement. To such counsel's knowledge, each of the issued and outstanding Shares is validly issued, fully paid, and nonassessable. Except as set forth in the Disclosure Statement, to such counsel's knowledge, there are no preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase any of the authorized but unissued stock of the Company;

(iii) to such counsel's knowledge there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to the Company or any of its operations, businesses, properties, or assets except as described in the Offering Documents or such as individually or in the aggregate have, or could reasonably be expected to have a material adverse effect upon the operations, business, properties, or assets of the Company or which could materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement;

(iv) the Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and to consummate the transactions contemplated hereby. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable and then except, as to those provisions relating to indemnity or contribution, such opinion shall be limited as effected by any Federal or state securities laws regarding indemnity and/or contribution;

(v) upon receipt of payment therefore in accordance with the Offering Documents, the Securities shall be validly authorized, validly issued, fully paid, and nonassessable;

(vi) assuming that (i) the Offering was made in the manner and by the means contemplated by the Offering Documents, (ii) a proper Form D is filed in accordance with Rule 503 of Regulation D, (iii) that the offer and sale of the Securities by the Placement Agent was made in accordance with Regulation D and the Offering Documents including, but not limited to, only accredited investors in compliance with Rule 506 of Regulation D without any advertising and/or general solicitation, (iv) the Placement Agent's representations, warranties and covenants set forth herein are true and correct, (v) the Company's representations, warranties and covenants set forth herein are true and correct, and (vi) the representations of the Prospective Investors in the Subscription Agreements and Investors Questionnaire signed by them are true and correct (which facts will not be independently verified by such counsel), the sale of Securities in the Offering is exempt from registration under the Act.

(vii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereunder and the issuance of the Securities will not result in any material violation of, or material conflict with, or constitute a material default under (i) the certificate of incorporation or by-laws of the Company, (ii) to such counsel's knowledge, any material contract, instrument, agreement or document to which the Company is a party, or by which the assets or properties of the Company are bound; or (iii) to such counsel's knowledge, any statute, rule or regulation of Delaware or New York corporate law, or any judgment or order to which the Company is a party.

In rendering such opinion, counsel for the Company may (A) base such opinions on such assumptions, qualifications, limitations and conditions as required by the opinion committee of such counsel, (B) rely as to matters of fact, on certificates of responsible officers of the Company; (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Placement Agent; and (D) rely upon such other opinions of other counsel to the Company as it deems necessary.

(b) On or prior to the Initial Closing Date the Placement Agent shall have been furnished such information, documents, certificates, and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in Section 8(a), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as it may otherwise reasonably request.

(c) At the First Closing and at each additional Closing, the Placement Agent shall have received one or more certificates of the chief executive officer and of the chief financial officer of the Company, dated the applicable Closing Date to the effect that, as of the date of this Agreement and as of the applicable Closing Date the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date the obligations to be performed by the Company hereunder on or prior thereto have been fully performed. In addition, the parties shall deliver such other certificates or closing documents as are customarily used by the Placement Agent in offerings of this nature.

(d) All proceedings taken in connection with the issuance, sale, and delivery of the Securities shall be satisfactory in form and substance to First Montauk and First Montauk’s counsel.

(e) Any certificate or other document signed by any officer of the Company and delivered to First Montauk or to First Montauk counsel at a Closing shall be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any condition to First Montauk obligations hereunder has not been fulfilled as and when required to be so fulfilled, First Montauk may terminate this Agreement or, if First Montauk so elects, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment. In the event that First Montauk elects to terminate this Agreement, First Montauk shall notify the Company of such election in writing. Upon such termination, neither party shall have any further liability or obligation to the other except as provided in Section 11 hereof.

10. Conditions of Company's Obligations.

The obligations of the Company pursuant to this Agreement shall be subject, in its discretion in good faith, to the performance by the Placement Agent in all material respects of its obligations hereunder.

11. Termination.

If subscriptions for the Offering are not received into escrow during the Offering Period, or Placement Agent has committed a material breach of this Agreement, the Company may terminate the Agreement and the agency relationship created hereby upon prior written notice to First Montauk. First Montauk may terminate this Agreement and the agency created hereby for any reason upon written notice to the Company. In either case, neither party shall have any liability or continuing obligation to the other except that, regardless of which party elects to terminate, (i) the Company agrees to reimburse First Montauk for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Section 8 above and, subject to the Company's pre-approval for any expenses in excess of $350 individually, to reimburse First Montauk for the full amount of its actual out-of-pocket expenses (which shall include, without limitation, the fees and disbursements of First Montauk's counsel (up to the limits set forth in Section 8), travel and lodging expenses, mailing, printing and reproduction expenses, less amounts previously paid to First Montauk in reimbursement for such expenses, and (ii) the provisions of paragraph 8 and the Indemnification Provisions in Section 12 shall remain in full force and effect. Upon any such termination, the Company agrees to cease to use any Offering materials that represent First Montauk as placement agent. In the event that any Securities are sold, Sections 5, 8, 12, 13 and 14 shall survive the termination of this Agreement. Furthermore, notwithstanding anything to the contrary in this Agreement, in the event that the Company refuses to accept subscriptions during the Offering Period without a reasonable basis related to the subscriber or to the Offering generally, or otherwise refuses to complete the Offering without any failure of the condition set forth in Section 10, then First Montauk shall be entitled to a fee of $200,000 which shall be deemed liquidated damages.

12. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act , against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 12, but not be limited to, reasonable attorneys' fees and any and all reasonable expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or in any document delivered or written statement made pursuant to Section 7(f), or in any application or other document or communication (it being understood that neither the Company nor any officer, director or employee shall provide any information to any Prospective Investor which is not contained or referred to in the Offering Documents) (in this Section 12 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Securities under the blue sky or securities laws thereof or in order to secure an exemption from such registration or qualification or filed with the Commission; or any omission or alleged omission to state a material fact necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 12(b) with respect to the Placement Agent expressly for inclusion in the Offering Documents or in any application, as the case may be; and (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

If any action is brought against the Placement Agent or any of its officers, directors, partners, employees, agent, or counsel, or any controlling persons of the Placement Agent (an "indemnified party"), in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the "indemnifying party") in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have unless the indemnifying party is prejudiced by such failure) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, in which event such fees and expenses shall be borne by the indemnifying party. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities, the Offering Documents, or any application.

(b) The Placement Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent in Section 12(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 12, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of Placement Agent expressly for inclusion in the Offering Documents; (ii) the failure of the Placement Agent or its representatives to comply with the provisions of Section 4(c) hereof or with the federal, blue sky or securities laws of the jurisdictions in which the Placement Agent solicits offers to buy or offers to sell any Securities; or (iii) any breach of any representation, warranty, covenant or agreement of the Placement Agent contained in this Agreement. If any action shall be brought against the Company or any other person indemnified under this Section 12(b) in respect of which indemnity may be sought against the Placement Agent pursuant to this Section 12, the Placement Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 12(a) hereof.

(c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 12(a) or 12(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Placement Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 5 hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Placement Agent pursuant to Section 5 (a) hereof.

The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 12(c). In no case shall the Placement Agent be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 5 hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 12(c), each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 12(c). Anything in this Section 12(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 12(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

13. Solicitation Prohibition.

The Company agrees that, for a period of 18 months from end of the Exclusive Period, it shall not, directly or indirectly, (A) solicit offers to buy or sell any securities of the Company or any other entity from or to any person first introduced to the Company by First Montauk who purchases Securities in connection with the Offering, or (B) provide the name of any such person to any other securities broker or dealer or selling agent, without paying to First Montauk an amount equal to 10% of the aggregate purchase price of the securities so purchased or consideration received by such person.

14. Representations and Agreements to Survive Delivery.

All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and, such representations, warranties, covenants, and agreements, including the indemnification and contribution agreements contained in Section 12, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 12(b), and shall survive termination of this Agreement or the issuance, sale, and delivery of the Securities. In addition, notwithstanding any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Sections 5, 8, 11, 12, 13 and 14 shall survive termination of this Agreement and shall not be affected in any way by such election or termination or failure to carry out the terms of this Agreement or any part thereof.

15. Notices.

All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Placement Agent, shall be mailed by certified mail, hand delivered, or sent by overnight courier service, to First Montauk Securities Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701 Attention: Ernest Pellegrino, with a copy to Ellenoff Grossman & Schole LLP, 370 Lexington Avenue, 19th Floor, New York, New York 10017, Attention: Brian C. Daughney, Esq.; or if sent to the Company to Data Systems & Software Inc., 200 Route 17, Mahwah, NJ 07430, Attention: John A. Moore, Chief Executive Officer, with a copy to Eilenberg & Krause LLP, 17 East 44th Street, New York, NY 10017, Attention: Sheldon Krause, Esq. All notices hereunder shall be effective upon delivery to the party to which it is addressed.

16. Parties.

This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section 12 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Securities), and no other person shall have or be construed to have any legal or equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The engagement dated as of May 2, 2006 between First Montauk and the Company (the “Engagement Letter”) shall remain in effect, except as superseded by this Agreement. In the event of a conflict between the terms of this Agreement and those of the Engagement Letter, the terms of this Agreement will control.

17. Governing Law. Submission to Jurisdiction.

The validity and interpretation of this Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be fully performed therein. Each of First Montauk and the Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the foregoing named courts in any such suit, action or procedure. Each of the Company and First Montauk further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the foregoing courts, and agrees that service of process upon the Company or First Montauk mailed by certified mail to the address set forth in Section 16 hereof shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

18. Counterparts.

This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

DATA SYSTEMS & SOFTWARE INC.

By: ________________________________
Name: John A. Moore
Title: Chief Executive Officer
Accepted as of the date
first above written:

FIRST MONTAUK SECURITIES CORP.

By: _______________________________
Name:
Title: